UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

UNI-PIXEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2926437
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Pl, Ste 100 The Woodlands, TX	77381
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-169279

Securities to be registered pursuant to Section 12(g) of the Act:

Item 1. Description of Registrant’s Securities to be Registered.

This Registration Statement on Form 8-A is being filed in connection with the listing of common stock, par value $0.001 per share, of Uni-Pixel, Inc. (the “Company”) on the NASDAQ Stock Market LLC under the symbol “UNXL.” The description of the Capital Stock of the Company is set forth in Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-169279) filed with the Securities and Exchange Commission on December 1, 2010, under the heading “Description of Capital Stock,” which description is incorporated herein by reference.

Item 2. Exhibits.

1.              Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 1, 2010 (File No. 333-169279)).

2.              Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 10 filed with the SEC on February 18, 2005 (File No. 000-49737)).

3.              Form of common stock certificate (incorporated by reference to Exhibit 4.6 to the Company’s Form 10-KSB, filed with the SEC on March 28, 2006).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNI-PIXEL, INC.

By:	/s/ Reed J. Killion
	Name:	Reed J. Killion
	Title:	President & Principal Executive Officer

Date: December 9, 2010

Uni-Pixel, Inc.

Exhibit Index

Exhibit Number:

1.

Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 1, 2010 (File No. 333-169279)).

2.	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 10 filed with the SEC on February 18, 2005 (File No. 000-49737)).

3.	Form of common stock certificate (incorporated by reference to Exhibit 4.6 to the Company’s Form 10-KSB, filed with the SEC on March 28, 2006).